Exhibit 99.2

OXBRIDGE ACQUISITION CORP.

Suite 201, 42 Edward Street
George Town, Grand Cayman

Cayman Islands, KY1-9006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OXBRIDGE ACQUISITION CORP.

The undersigned hereby appoints Jay Madhu and Wrendon Timothy, and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes each to represent and vote, as designated below, all the ordinary shares of Oxbridge Acquisition Corp. (the “Company”) held of record by the undersigned at the close of business on ______________, 2023 at the Extraordinary General Meeting to be held virtually on _________________, 2023, at ________ a.m., Eastern Time, or any adjournment or postponement thereof and authorizes and instructs said proxies to vote in the manner directed below. For purposes of the Amended and Restated Memorandum and Articles of Association of the Company, the physical place of the meeting shall be at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, KY1-9006.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS ONE AND TWO.

(Continued, and to be marked, dated and signed, on the other side)

OXBRIDGE ACQUISITION CORP.

EXTRAORDINARY MEETING OF SHAREHOLDERS
___________________, 2023

This Company’s Proxy Statement is available at:
https://www.cstproxy.com/

Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Please mark your votes like this	☒

PROXY

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS ONE AND TWO.

1	Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to (a) approve by ordinary resolution and adopt the Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of May 11, 2023 (as amended, the “Business Combination Agreement”), by and among Oxbridge, OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Oxbridge (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly owned subsidiary of Oxbridge (“Second Merger Sub”), and Jet Token Inc., a Delaware corporation (“Jet Token”), pursuant to which (i) First Merger Sub will merge with and into Jet Token (the “First Merger”), with Jet Token surviving the merger as a wholly owned subsidiary of Jet.AI (the time at which the First Merger becomes effective, the “Effective Time”), and (ii) as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Second Merger Sub surviving the merger as a wholly owned subsidiary of Jet.AI, and (b) approve by ordinary resolution the Business Combination, including the issuance and reservation for issuance of shares in connection therewith (such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of each of the Business Combination Agreement and Amendment No. 1 to the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A and Annex A-I, respectively.

☐ For	☐ Against	☐ Abstain

2	Proposal No. 2 — The Domestication Proposal — To consider and vote upon a proposal to approve by special resolution, the change of Oxbridge’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands pursuant to Article 47 of its Amended and Restated Memorandum and Articles of Association and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) pursuant to Part XII of the Cayman Islands Companies Act (As Revised) and Section 388 of the Delaware General Corporation Law (“DGCL”), and, immediately upon being de-registered in the Cayman Islands, that Oxbridge be continued and domesticated as a corporation and, conditional upon, and with effect from, the registration of Oxbridge as a corporation in the State of Delaware, the name of Oxbridge be changed from “Oxbridge Acquisition Corp.” to “Jet.AI Inc.” (such proposal, the “Domestication Proposal”) (Proposal No. 2).

☐ For	☐ Against	☐ Abstain

3	Proposal No. 3 — The Organizational Documents Proposal — To consider and vote upon a proposal to approve by special resolution the replacement of the Amended and Restated Memorandum and Articles of Association of Oxbridge Acquisition Corp. (the “Existing Organizational Documents”) with the proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of Jet.AI, which, if approved, would take effect at the time of the Domestication (such proposal, the “Organizational Documents Proposal”) (Proposal No. 3). A copy of each of the Proposed Certificate of Incorporation and Proposed Bylaws is attached to the accompanying proxy statement/prospectus as Annex B and Annex C, respectively.

☐ For	☐ Against	☐ Abstain

4	Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon ten separate proposals to approve, on a non-binding advisory basis by ordinary resolution, certain governance provisions in the Proposed Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”) (Proposal No. 4).

☐ For	☐ Against	☐ Abstain

5	Proposal No. 5 — The Omnibus Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution and adopt the Jet.AI Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and material terms thereunder (the “Omnibus Incentive Plan Proposal”) (Proposal No. 5). A copy of the Omnibus Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D.

☐ For	☐ Against	☐ Abstain

6	Proposal No. 6 — The Director Election Proposal — To consider and vote upon a proposal to approve by ordinary resolution to elect, effective immediately after the effective time of the Second Merger, two directors to serve until the 2024 annual meeting of stockholders, two directors to serve until the 2025 annual meeting of stockholders and three directors to serve until the 2026 annual meeting of stockholders, as applicable, or until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”) (Proposal No. 6).

☐ For	☐ Against	☐ Abstain

7	Proposal No. 7 — The Nasdaq Proposal — To consider and vote upon a proposal to approve by ordinary resolution for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares of Jet.AI Common Stock in connection with the Business Combination and the additional shares of Jet.AI Common Stock that will, upon Closing, be reserved for issuance pursuant to the Omnibus Incentive Plan and Merger Consideration Warrants, to the extent such issuances would require stockholder approval under Nasdaq Rule 5635 (the “Nasdaq Proposal”) (Proposal No. 7).

☐ For	☐ Against	☐ Abstain

8	Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal or the Nasdaq Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Omnibus Incentive Plan Proposal, the Director Election Proposal and the Nasdaq Proposal, the “Proposals”) (Proposal No. 8).

☐ For	☐ Against	☐ Abstain

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date __________, 2022

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.